Exhibit 10.7

TERMS AND CONDITIONS and TRUST DEED

of the

IGI (UK) sTOCK pURCHASE PLAN

Board adoption:	[date]

HMRC registered:	[date]

HMRC reference:	[insert]

Table of Contents

Terms and Conditions and Trust Deed

TERMS AND CONDITIONS		1

1.	Meaning of words used	1
2.	Purpose	3
3.	Eligible Employees	4
4.	Share limitation	5
5.	Invitations	5
6.	Free Shares	6
7.	Partnership Shares	8
8.	Matching Shares	11
9.	Dividend Shares	13
10.	Corporate events	14
11.	Tax	15
12.	Terms of employment	15
13.	General	16
14.	Administration	17
15.	Changing these Terms and Conditions and termination	17
16.	Governing law and jurisdiction	19

TRUST DEED		20

1.	Meaning of words used	20
2.	Purpose and operation of the Trust	20
3.	Trust Fund	21
4.	Trustee’s powers – general	21
5.	Plan Shares	22
6.	Cash dividends – general	24
7.	Entitlements	25
8.	Information and accounting for tax	25
14.	Termination	28
15.	Governing law and jurisdiction	28

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IGI (UK) Stock Purchase Plan
Terms and Conditions

1.	Meaning of words used

1.1	General

In these conditions:

“Accumulation Period” means any period specified in accordance with condition 7.1.1;

“Associated Company” means an associated company (within the meaning in paragraph 94 of Schedule 2) of the Company;

“Award Date” means the date on which Plan Shares are awarded, which, in the case of Partnership Shares or Dividend Shares, is in accordance with paragraphs 50(4), 52(5) or 66(4) of Schedule 2, as appropriate;

“Award” means:

(i)	an award of Free Shares or Matching Shares to Participants; and/or

(ii)	an acquisition of Partnership Shares or Dividend Shares on behalf of Participants,

each of which amount to an Other Share-Based Award as defined in the Plan, and “awarded” and “awarding” will be understood accordingly;

“Board” means the board of directors of the Company or a committee duly authorised by it;

“Business Day” means a day on which the NASDAQ is open for the transaction of business;

“Company” means International General Insurance Holdings Ltd., incorporated under the laws of Bermuda with registration number 55038;

“Connected Company” means any company which is connected (as defined in paragraph 18(3) of Schedule 2) with the Company;

“Dealing Restrictions” means any internal or external restrictions on dealings or transactions in securities;

“Deed” means the trust deed entered into between the Company and the Trustee dated [DATE], establishing the Trust, and attached as a Schedule to these conditions;

“Dividend Shares” means Shares awarded to Participants in accordance with condition 9 (Dividend Shares) and held by the Trustee under the terms of these Terms and Conditions;

“Eligible Employee” means any person who meets the requirements of condition 3.1 (Eligibility);

“Forfeiture Period” means the period (if any) determined by the Board in accordance with condition 6.6 (Forfeiture Period) in relation to Free Shares, and condition 8.6 (Forfeiture Period) in relation to Matching Shares;

“Forfeiture Provisions” means the circumstances (if any) in which the Board decides that Shares may be subject to forfeiture as described in condition 6.7 (Forfeiture Provisions) in relation to Free Shares, and condition 8.7 (Forfeiture Provisions) in relation to Matching Shares;

“Free Share Agreement” means an agreement in respect of Free Shares as described at condition 6.3 (Free Share Agreements);

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“Free Shares” means Shares awarded to Participants in accordance with condition 6 (Free Shares) and held by the Trustee under the terms of these Terms and Conditions;

“Group” means the Company and any company that is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006), and “Member of the Group” will be understood accordingly;

“HMRC” means His Majesty’s Revenue & Customs;

“Holding Period” means the period determined in accordance with condition 6.5 (Holding Period) in relation to Free Shares, condition 8.5 (Holding Period) in relation to Matching Shares, and condition 9.6 (Holding Period) in relation to Dividend Shares;

“Initial Market Value” means the Market Value of a Share on the Award Date;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Market Daily Price” means the lower of the 2 prices shown on the NASDAQ as the closing price for the Shares on that day plus one-half of the difference between those 2 figures;

“Market Value” on any day means:

(i)	when Shares are listed on the NASDAQ, the average of the Market Daily Price for each of the 3 consecutive Business Days immediately preceding that date; or

(ii)	otherwise, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HMRC,

and if Shares are subject to a Restriction, Market Value will be determined as if the Shares were not subject to a Restriction;

“Matching Shares” means Shares awarded to Participants in accordance with condition 8 (Matching Shares) and held by the Trustee under the terms of these Terms and Conditions;

“Participant” means any individual who has entered into a Partnership Share Agreement or to whom an Award has been awarded or, after death, that person’s personal representatives;

“Participating Company” means the Company and any company that is:

(i)	under the control (within the meaning of section 719 of ITEPA) of the Company; and

(ii)	designated by the Board at the relevant time as a participating company for the purposes of these Terms and Conditions;

“Partnership Share Agreement” means an agreement in respect of Partnership Shares (and, if relevant, Matching Shares) as described at condition 7.1 (Partnership Share Agreements) and condition 8.2 (Terms in Partnership Share Agreement);

“Partnership Share Money” means money deducted from a Participant's Salary in accordance with a Partnership Share Agreement, to be held in accordance with these Terms and Conditions and used for the acquisition of Partnership Shares;

“Partnership Shares” means Shares awarded to Participants in accordance with condition 7 (Partnership Shares) and held by the Trustee under the terms of these Terms and Conditions;

“PAYE” means the system of tax withholding known as the ‘Pay As You Earn’ regime;

“Performance Measure” has the meaning given in condition 6.1.3;

“Performance Unit” has the meaning given in condition 6.1.3;

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“Plan Shares” means Free Shares, Partnership Shares, Matching Shares and/or Dividend Shares and any shares treated as Plan Shares in accordance with paragraphs 87 or 88 of Schedule 2 (Company reconstructions and rights issues);

“Plan” means the 2020 Omnibus Incentive Plan, as amended from time to time;

“Relevant Employment” means employment by the Company or any Associated Company;

“Restriction” means any restriction which limits the rights of the holder of Shares, within the meaning of paragraph 99(4) of Schedule 2;

“Salary” has the meaning given by paragraph 43(4) of Schedule 2;

“Schedule 2 SIP” means a share incentive plan in relation to which Parts 2 to 9 of Schedule 2 are met;

“Schedule 2” means Schedule 2 to ITEPA;

“Share” means a common share of US$0.01 in the capital of the Company that meets the requirements of paragraphs 26 to 29 of Schedule 2;

“SIP Code” means the relevant parts of the tax legislation governing the Terms and Conditions as specified in section 488(3) of ITEPA;

“Tax Year” means a UK tax year beginning on 6 April and ending on the following 5 April;

“Tax” means any tax, national insurance contributions and other social security charges (and/or any similar charges), wherever arising, in respect of a Participant’s Award or otherwise arising in connection with that Participant’s participation under the Terms and Conditions;

“Terms and Conditions” means the terms and conditions constituted by these conditions and known as the IGI (UK) Stock Purchase Plan, as amended from time to time, which shall, for the avoidance of doubt, constitutes an “additional compensation arrangement” as contemplated by Section 14.2 of the Plan;

“Trust” means the IGI (UK) Stock Purchase Plan Trust, established by the Deed; and

“Trustee” means the trustee of the Trust, as defined in the Deed.

1.2	General interpretation

In these Terms and Conditions, the singular includes the plural and the plural includes the singular. References to any enactment or statutory requirement will be understood as references to that enactment or requirement as amended or re-enacted and they include any subordinate legislation made under it. References to a “clause” mean a clause of the Deed.

1.3	Interpretation consistent with Schedule 2

Words and expressions used in these Terms and Conditions will have the meanings given in the SIP Code unless the context requires otherwise. These Terms and Conditions will be interpreted consistently with Schedule 2.

2.	Purpose

These Terms and Conditions are intended to operate as a Schedule 2 SIP. The Company has established these Terms and Conditions to provide benefits to Eligible Employees and Participants in the form of Shares to give them a continuing stake in the Company, and these benefits will only be provided in accordance with Schedule 2. Any issuance or acquisition of Shares by an Eligible Employee or Participant shall be issued fully paid in consideration for the relevant Eligible Employee’s services to the Company.

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3.	Eligible Employees

3.1	Eligibility

A person is an eligible employee for the purposes of these Terms and Conditions (an “Eligible Employee”) if that person:

3.1.1	is a UK resident taxpayer, within the meaning of paragraph 8(2) of Schedule 2;

3.1.2	has continuous employment with one or more qualifying companies, within the meaning of paragraph 17 of Schedule 2, over any period determined by the Board under condition 3.3 (Qualifying period);

3.1.3	is an employee of a Participating Company on the following date:

(i)	in the case of Free Shares, the Award Date;

(ii)	in the case of Partnership Shares where no Accumulation Period applies, the date of the deduction of Partnership Share Money;

(iii)	in the case of Partnership Shares where an Accumulation Period applies, the date of the first deduction of Partnership Share Money;

(iv)	in the case of Matching Shares, the same date as for the Partnership Shares to which they relate; and

3.1.4	is not excluded as a result of condition 3.2 (Excluded employees).

The Board may also permit any other person who satisfies conditions 3.1.2 to 3.1.4 to participate under these Terms and Conditions as an Eligible Employee.

3.2	Excluded employees

A person will not be eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares in a Tax Year if that person is at the same time to participate (or is to be treated as participating under paragraph 18(2) of Schedule 2) in an award of shares under another Schedule 2 SIP established by the Company or a Connected Company (a “Connected SIP”).

Where a Participant is made an Award of Free Shares or Partnership Shares in a Tax Year in which the Participant has already been made an award of shares under a Connected SIP, then the limit referred to at condition 6.4 (Free Share Annual Limit) and condition 7.3 (Maximum deduction) will apply as if these Terms and Conditions and the Connected SIP were a single plan.

A person’s entitlement to participate in an Award will not be affected by any rights or entitlements that the person has under any Schedule 2 SIP established by a company which is not a Connected Company.

A person will not be eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares if that person has received notice of termination of their employment with a Participating Company and/or has given notice (of whatever length and for whatever reason), and in each case the notice period will be running on the intended Award Date.

3.3	Qualifying period

Individuals will be required to work for a qualifying period of 6 months for all Awards that are being operated under these Terms and Conditions, unless the Board decides otherwise.

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Qualifying periods will:

3.3.1	in the case of Free Shares, end on the Award Date and may not exceed 18 months;

3.3.2	in the case of Partnership Shares and any related Matching Shares, where no Accumulation Period applies, end with the deduction of Partnership Share Money and may not exceed 18 months; and

3.3.3	in the case of Partnership Shares and any related Matching Shares, where an Accumulation Period applies, end with the start of the Accumulation Period and may not exceed 6 months.

In relation to an Award, the same qualifying period must apply in relation to all Eligible Employees but different qualifying periods may apply to different Awards.

4.	Share limitation

4.1	Limit

The aggregate number of Shares that may be issued with respect to Awards which may be granted hereunder shall not exceed 200,000 Shares, which may be either authorised and unissued Shares or Shares held in or acquired for the treasury of the Company or both.

5.	Invitations

5.1	Operation

The Board has discretion to decide whether these Terms and Conditions will be operated. When these Terms and Conditions are operated, the Board must invite all Eligible Employees to participate.

5.2	Invitation type

The Board may issue invitations to Eligible Employees to participate in an Award of:

5.2.1	Free Shares; and/or

5.2.2	Partnership Shares; and

5.2.3	if there is an Award of Partnership Shares, Matching Shares.

5.3	Participation on same terms

Except for any differences caused by the application of condition 6.1 (Number of Free Shares), on each occasion that the Board decides to issue invitations to participate under these Terms and Conditions, all Eligible Employees must:

5.3.1	be invited to participate on the same terms; and

5.3.2	for those Eligible Employees who do participate, actually participate on the same terms.

5.4	Timing of invitations

Subject to any Dealing Restrictions, invitations under these Terms and Conditions may be issued at any time.

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6.	Free Shares

6.1	Number of Free Shares

Where there is an invitation to participate in an Award of Free Shares, the Board may specify that the number or value of Free Shares offered to each Eligible Employee is:

6.1.1	the same defined number or value of Free Shares; or

6.1.2	determined by reference to each Eligible Employee’s:

(i)	remuneration;

(ii)	length of service; and/or

(iii)	hours worked,

in which case the same method must be used for all Awards of Free Shares on the same Award Date, and where Free Shares are awarded by reference to more than one factor set out in this condition 6.1.2, each factor will give rise to a separate entitlement to Free Shares and the total entitlement to Free Shares will be the sum of those separate entitlements; or

6.1.3	determined by reference to the performance (a “Performance Measure”) of any designated part of the business within which an employee carries out their duties, which may be any company, section, department, unit or individual employee within the business (a “Performance Unit”), and either:

(i)	at least 20% of the Free Shares will be awarded without reference to a Performance Measure and in accordance with conditions 5.3 (Participation on same terms) and either 6.1.1 or 6.1.2, and the remaining Free Shares will be awarded by reference to a Performance Measure, except that the highest number of Free Shares awarded to an Eligible Employee by reference to a Performance Measure will not be more than four times the highest number of Shares awarded to an Eligible Employee without reference to a Performance Measure; or

(ii)	some or all of the Free Shares will be awarded by reference to a Performance Measure, in which case the same terms must apply to all members of a Performance Unit, and Performance Measures applied to each Performance Unit must be comparable in terms of the likelihood of their being met by the Performance Units to which they apply.

6.2	Performance allowances – application

Where condition 6.1.3 applies:

6.2.1	condition 6.1.3(i) or 6.1.3(ii), as applicable, will be applied for all Eligible Employees who take part in the Award;

6.2.2	the Performance Measures, including any specific performance target, will be determined by reference to fair and objective measures, including business results or other objective criteria, over a designated period;

6.2.3	an Eligible Employee must not be a member of more than one Performance Unit; and

6.2.4	the Company must notify, as soon as reasonably practicable, each Eligible Employee:

(i)	to whom an offer of Free Shares is made, in general terms, of the Performance Measures to be used to determine the number or value of Free Shares to be awarded, except that the Company does not have to disclose information it reasonably considers would prejudice commercial confidentiality; and

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(ii)	receiving a Free Share Award, of the Performance Measures to be used to determine the number or value of Free Shares subject to that Award, including any specific performance targets.

6.3	Free Share Agreements

6.3.1	As a condition of participating in an Award of Free Shares, the Board will decide either that:

(i)	the Eligible Employee must agree to the Award of Free Shares by completing and accepting a Free Share Agreement by a specified date (which must be prior to the Award Date but at least 14 days after the date the Free Share Agreement is issued); or

(ii)	the Eligible Employee will be deemed to have agreed to the Award of Free Shares on the terms of a Free Share Agreement unless the Eligible Employee opts out in the manner and by the date specified (which must be prior to the Award Date but at least 25 days after the date the Free Share Agreement is issued).

6.3.2	The terms of a Free Share Agreement will:

(i)	permit the Trustee to hold the Free Shares throughout the Holding Period;

(ii)	prohibit the Participant from assigning, charging or otherwise disposing of the Participant’s beneficial interest in the Free Shares during the Holding Period;

(iii)	specify any Forfeiture Period and any Forfeiture Provisions that will apply to the Free Shares; and

(iv)	ensure that any Free Shares ceasing to be subject to these Terms and Conditions are subject to condition 11.1 (Withholding).

6.4	Free Share annual limit

The total Initial Market Value of all Free Shares awarded to an Eligible Employee in any Tax Year will not exceed £3,600 or such other amount as is specified in paragraph 35(1) of Schedule 2.

6.5	Holding Period

A Holding Period of between 3 and 5 years (or such other period as may be permitted under paragraph 36(2) of Schedule 2), as decided by the Board, will apply to Free Shares commencing on the Award Date. The same Holding Period will apply to all Free Shares awarded in the same Award and cannot be increased in respect of Free Shares already awarded under these Terms and Conditions.

6.6	Forfeiture Period

The Board may decide that an Award of Free Shares will be subject to a Forfeiture Period. If the Board decides that a Forfeiture Period will apply, the period will begin on the Award Date and end on such date as the Board decides. The same Forfeiture Period will apply to all Free Shares awarded in the same Award.

6.7	Forfeiture Provisions

The Board may decide that an Award of Free Shares will be subject to Forfeiture Provisions in specified circumstances or on the occurrence of specified events. In the event that Forfeiture Provisions are included in an Award, the same Forfeiture Provisions will apply to all Free Shares awarded in the same Award.

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6.8	Withdrawal of Free Shares

A Participant may direct the Trustee to withdraw the Participant’s Free Shares from these Terms and Conditions at any time on or after the later of the expiry of the Holding Period and any Forfeiture Period, subject to the terms of the Free Share Agreement. The Trustee will then withdraw the Free Shares from these Terms and Conditions as soon as practicable in accordance with the Participant’s instructions, subject to the Company’s bye-laws.

6.9	Ceasing Relevant Employment – Free Shares

If a Participant ceases Relevant Employment, the Holding Period in respect of the Participant’s Free Shares will cease to apply, the Free Shares will cease to be subject to these Terms and Conditions and, as soon as practicable, they will be dealt with in accordance with the Participant’s instructions, subject to the Company’s bye-laws.

7.	Partnership Shares

7.1	Partnership Share Agreements

Where there is an invitation to participate in an Award of Partnership Shares, the Board will issue, to each Eligible Employee, a Partnership Share Agreement that must be accepted by the Eligible Employee as a condition of participating in the Award.

The Partnership Share Agreement will be given effect by deductions of Partnership Share Money from a Participant’s Salary in accordance with the Partnership Share Agreement, and will:

7.1.1	specify if an Accumulation Period will apply and, if so:

(i)	the date on which the first Accumulation Period begins, which must not be later than the date of the first deduction of Partnership Share Money;

(ii)	the length of the Accumulation Period, which must not exceed 12 months;

(iii)	the basis for calculating the number of Shares to be awarded to each Participant in accordance with condition 7.8.2;

(iv)	if the Accumulation Period will terminate on the occurrence of a specified event,

and any Accumulation Period must be the same for all Eligible Employees;

7.1.2	specify the amount and intervals of deductions of Partnership Share Money, in accordance with conditions 7.2 (Minimum deduction) and 7.3 (Maximum deduction);

7.1.3	authorise the Eligible Employee’s employer to deduct Partnership Share Money from the Eligible Employee’s Salary;

7.1.4	include a notice containing prescribed information as to the possible effect of deductions on certain benefits, as required by paragraph 48 of Schedule 2;

7.1.5	include an undertaking by the Company to notify the Eligible Employee of any restriction on the number of Shares to be included in an Award of Partnership Shares in accordance with condition 7.4 (Share offer limit);

7.1.6	require the Company to undertake to arrange for Partnership Shares to be awarded to the Eligible Employee in accordance with these Terms and Conditions; and

7.1.7	ensure that any Partnership Shares ceasing to be subject to these Terms and Conditions are subject to condition 11.1 (Withholding).

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7.2	Minimum deduction

The minimum amount of Partnership Share Money to be deducted on any occasion will not exceed £10 or such other amount specified in paragraph 47(2) of Schedule 2.

7.3	Maximum deduction

The maximum total deductions of Partnership Share Money for each Participant in any Tax Year will be the lesser of £1,800 and 10% of Salary or, if different, the annual limit specified in paragraphs 46(1) and 46(2) of Schedule 2.

Alternatively, the Board may specify a lower limit, which will apply to all Participants in the same Award.

7.4	Share offer limit

The Board may specify the maximum aggregate number of Shares to be included in an Award of Partnership Shares, which will apply to all Partnership Shares in the same Award.

Where the Board specifies such a limit, the Partnership Share Agreement must contain an undertaking by the Company to notify Participants of the restriction of the number of Shares to be included in the Award. Such notice must be made:

7.4.1	before the deduction of the Partnership Share Money relating to the Award, if there is no Accumulation Period; and

7.4.2	before the beginning of the Accumulation Period, if there is one.

If the Company receives applications for Partnership Shares exceeding that maximum, or it becomes clear once all deductions of Partnership Share Money have been made that the maximum will be exceeded, the number of Partnership Shares received by each Participant will be proportionately reduced.

Each affected Participant will be notified of any change to the number of Partnership Shares to be received made under this condition 7.4 (Share offer limit). Each application for Partnership Shares will be deemed to be modified or withdrawn accordingly.

7.5	Regular offers

The Board will decide whether Partnership Shares will be offered at regular intervals or on a one-off basis, or both.

7.6	Deductions of Partnership Share Money

Deductions of Partnership Share Money will be transferred to the Trustee as soon as practicable, to be held by the Trustee on behalf of the Participant, until such time as it is applied by the Trustee to acquire Partnership Shares on behalf of the Participant or repaid to the Participant under any other condition of these Terms and Conditions.

Any excess amounts deducted will be repaid to the Participant as soon as practicable.

7.7	Acquisition of Partnership Shares – no Accumulation Period

If no Accumulation Period applies:

7.7.1	within 30 days after the last date on which Partnership Share Money is deducted from a Participant’s Salary, the Trustee will use it (together with any Partnership Share Money carried forward under condition 7.7.3) to acquire Partnership Shares on behalf of the Participant;

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7.7.2	the number of Partnership Shares to be awarded to each Participant will be determined in accordance with the Initial Market Value; and

7.7.3	any Partnership Share Money remaining after Partnership Shares have been awarded will be paid to each Participant as soon as practicable, unless the Participant agrees that it will be carried forward and added to the next amount of Partnership Share Money deducted from the Participant’s Salary.

7.8	Acquisition of Partnership Shares – with Accumulation Period

If an Accumulation Period applies:

7.8.1	within 30 days after the end of the Accumulation Period, the Trustee will use the Partnership Share Money deducted in the Accumulation Period (together with any Partnership Share Money carried forward under condition 7.8.3) to acquire Partnership Shares on behalf of the Participant;

7.8.2	the number of Partnership Shares to be awarded to each Participant will be determined by reference to whichever of the following is specified in the Partnership Share Agreement:

(i)	the Market Value of a Share on the first day of the Accumulation Period;

(ii)	the Initial Market Value; or

(iii)	the lower of the amounts determined in accordance with conditions 7.8.2(i) and 7.8.2(ii); and

7.8.3	any Partnership Share Money remaining after Partnership Shares have been awarded will be paid to each Participant as soon as practicable, unless the Participant agrees that it will be carried forward to the next Accumulation Period.

7.9	Transaction during an Accumulation Period

This condition applies if, during an Accumulation Period, a transaction occurs in relation to any of the Partnership Shares to be awarded under a Partnership Share Agreement. If the transaction results in a new holding of shares being equated with those Partnership Shares for the purposes of capital gains tax, the Participant may agree that the Partnership Share Agreement is to have effect after the time of the transaction as if it were an agreement for the purchase of shares in the new holding.

7.10	Stopping and restarting deductions

A Participant may give notice to the Company to stop deductions of Partnership Share Money at any time. Unless a later date is specified in the notice, the Company must ensure that no further deductions are made within 30 days after it receives the notice.

A Participant who has stopped deductions of Partnership Share Money may give notice to the Company to restart deductions. Unless a later date is specified in the notice, the Company must ensure that deductions are restarted no later than the date of the first deduction due under the Partnership Share Agreement that falls more than 30 days after the Company receives the notice.

A Participant who restarts deductions in accordance with this condition:

7.10.1	may not make up any deductions that have been missed while the deductions were stopped; and

7.10.2	may not restart deductions more than once during any Accumulation Period, unless the Board decides otherwise.

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7.11	Varying deductions

A Partnership Share Agreement may include provisions allowing the Participant to vary the amount or intervals of deductions of Partnership Share Money, subject to the limits set out in these Terms and Conditions and the Partnership Share Agreement.

7.12	Withdrawal from Partnership Share Agreement

A Participant may, by notice to the Company, withdraw from a Partnership Share Agreement. Unless a later date is specified in the notice, it will take effect 30 days after the Company receives it. Any Partnership Share Money held on behalf of a Participant at the time of withdrawal will be repaid to the Participant as soon as practicable.

A Participant may direct the Trustee to withdraw their Partnership Shares from these Terms and Conditions, in which case the Trustee will withdraw them as soon as practicable in accordance with the Participant’s instructions.

7.13	Ceasing Relevant Employment – Partnership Shares

If a Participant ceases Relevant Employment:

7.13.1	the Participant’s Partnership Shares will cease to be subject to these Terms and Conditions and will, as soon as practicable, be dealt with in accordance with the Participant’s instructions; and

7.13.2	any Partnership Share Money which has not been used to acquire Partnership Shares will be transferred to the Participant as soon as practicable, including where the cessation occurs during an Accumulation Period.

7.14	Time of ceasing employment

If a Participant ceases Relevant Employment at any time during either of the following periods, the Participant will be treated as not having ceased Relevant Employment (for the sole purposes of the relevant Award of Partnership Shares and the Award of any related Matching Shares) until immediately following the Partnership Shares being awarded at the end of the period:

7.14.1	where there is no Accumulation Period, the period beginning with the deduction of the Partnership Share Money and ending with the Award Date; and

7.14.2	where there is an Accumulation Period, the period beginning with the end of the Accumulation Period and ending with the Award Date.

7.15	No forfeiture

Partnership Shares cannot be forfeited.

8.	Matching Shares

8.1	Matching Shares – general

Matching Shares must be:

8.1.1	of the same class and carry the same rights as the Partnership Shares to which they relate;

8.1.2	awarded on the same day as the Partnership Shares to which they relate; and

8.1.3	awarded to all Eligible Employees participating in the Award of Matching Shares on exactly the same basis.

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8.2	Terms in Partnership Share Agreement

If the Board decides to award Matching Shares to Eligible Employees who enter into a Partnership Share Agreement, the Partnership Share Agreement issued to each Eligible Employee will:

8.2.1	contain information about the number of Matching Shares that will be awarded for each Partnership Share (being not more than 2 Matching Shares for every Partnership Share or not more than such other ratio as may be permitted by paragraph 60(2) of Schedule 2);

8.2.2	specify the circumstances and manner in which the ratio may be changed by the Board, in accordance with condition 8.4 (Matching ratio);

8.2.3	permit the Trustee to hold the Matching Shares throughout the Holding Period;

8.2.4	prohibit the Participant from assigning, charging or otherwise disposing of the Participant’s beneficial interest in the Matching Shares during the Holding Period;

8.2.5	specify any Forfeiture Period and any Forfeiture Provisions that will apply to the Matching Shares; and

8.2.6	ensure that any Matching Shares ceasing to be subject to these Terms and Conditions are subject to condition 11.1 (Withholding).

8.3	Carry forward of fractions of a Matching Share

If the Partnership Shares acquired on any date under condition 7.7.1 or 7.8.1 are not sufficient to produce a whole number of Matching Shares, any fraction of a Matching Share balance may be carried forward to the next acquisition of Partnership Shares.

8.4	Matching ratio

The Board may alter the ratio of Matching Shares to Partnership Shares at any time. The Company must give notice of any such change to all affected Participants as soon as possible (and in any event before an Award of Partnership Shares is made under the varied terms).

8.5	Holding Period

A Holding Period of between 3 and 5 years (or such other period as may be permitted under paragraph 36(2) of Schedule 2), as decided by the Board, will apply to Matching Shares commencing on the Award Date. The same Holding Period will apply to all Matching Shares awarded in the same Award and cannot be increased in respect of Matching Shares already awarded under these Terms and Conditions.

8.6	Forfeiture Period

The Board may decide that an Award of Matching Shares will be subject to a Forfeiture Period. If the Board decides that a Forfeiture Period will apply, the period will begin on the Award Date and end on such date as the Board decides. The same Forfeiture Period will apply to all Matching Shares awarded in the same Award.

8.7	Forfeiture Provisions

The Board may decide that an Award of Matching Shares will be subject to Forfeiture Provisions in specified circumstances or on the occurrence of specified events. In the event that Forfeiture Provisions are included in an Award, the same Forfeiture Provisions will apply to all Matching Shares awarded in the same Award.

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8.8	Withdrawal of Matching Shares

A Participant may direct the Trustee to withdraw the Participant’s Matching Shares from these Terms and Conditions at any time on or after the later of the expiry of the Holding Period and any Forfeiture Period, subject to the terms of the Partnership Share Agreement. The Trustee will then withdraw the Matching Shares as soon as practicable in accordance with the Participant’s instructions.

8.9	Ceasing Relevant Employment – Matching Shares

If a Participant ceases Relevant Employment, the Holding Period in respect of the Participant’s Matching Shares will cease to apply, the Matching Shares will cease to be subject to these Terms and Conditions and, as soon as practicable, they will be dealt with in accordance with the Participant’s instructions.

9.	Dividend Shares

9.1	Dividend reinvestment

The Board may at any time direct the Trustee to use some or all of the cash dividends paid in respect of Plan Shares to award Dividend Shares on behalf of:

9.1.1	all Participants; or

9.1.2	those Participants who have been invited, and elected, to reinvest their dividends.

The Board may revoke or amend this direction at any time.

Any direction given or amended under this condition 9.1 (Dividend reinvestment) must set out the amount of cash dividends to be applied in this way, or detail how the amount will be decided.

9.2	Cash dividends

Any cash dividends that are not being reinvested in Dividend Shares will be paid to Participants as soon as practicable in accordance with their holdings of Plan Shares and in accordance with the Company’s bye-laws.

9.3	Award of Dividend Shares

Where dividends are to be reinvested in Dividend Shares the Trustee will, within 30 days of receipt of the dividends, use them to acquire Dividend Shares on behalf of the Participant and, in doing so, must treat Participants fairly and equally.

Dividend Shares must be shares in the same company, of the same class and carry the same rights as the Plan Shares in respect of which the dividend is paid.

9.4	Number of Dividend Shares

The number of Dividend Shares to be awarded to each Participant will be determined in accordance with the Initial Market Value.

9.5	Terms in Free Share Agreement or Partnership Share Agreement

Where dividends are to be reinvested in Dividend Shares, the Free Share Agreement and/or Partnership Share Agreement, as appropriate, will:

9.5.1	permit the Trustee to hold the Dividend Shares throughout the Holding Period;

9.5.2	prohibit the Participant from assigning, charging or otherwise disposing of the Participant’s beneficial interest in the Dividend Shares during the Holding Period;

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9.5.3	provide for any cash dividend amount remaining in the Trustee’s hands after Dividend Shares have been awarded to be paid to the Participant as soon as practicable, unless carried forward and added to the next amount of dividends (received in respect of the Participant’s Plan Shares) to be reinvested in Dividend Shares; and

9.5.4	ensure that any Dividend Shares ceasing to be subject to these Terms and Conditions are subject to condition 11.1 (Withholding).

9.6	Holding Period

An Award of Dividend Shares will be subject to a Holding Period of 3 years (or such other period as may be permitted under paragraph 67 of Schedule 2), beginning on the Award Date.

9.7	Withdrawal of Dividend Shares

A Participant may direct the Trustee to withdraw the Participant’s Dividend Shares from these Terms and Conditions at any time on or after the expiry of the Holding Period, subject to the terms of the Free Share Agreement and/or Partnership Share Agreement, as appropriate. The Trustee will then withdraw the Dividend Shares from these Terms and Conditions as soon as practicable in accordance with the Participant’s instructions.

9.8	Ceasing Relevant Employment – Dividend Shares

If a Participant ceases Relevant Employment:

9.8.1	the Holding Period in respect of the Participant’s Dividend Shares will cease to apply;

9.8.2	the Participant’s Dividend Shares will cease to be subject to these Terms and Conditions;

9.8.3	as soon as practicable, the Dividend Shares will be dealt with in accordance with the Participant’s instructions; and

9.8.4	any dividend amounts carried forward will be transferred to the Participant as soon as practicable.

9.9	No forfeiture

Dividend Shares cannot be forfeited.

10.	Corporate events

A Participant may, during a Holding Period, direct the Trustee to:

10.1.1	accept an offer for the Participant’s Plan Shares which, if accepted, would result in a new holding being equated with those Plan Shares for the purposes of capital gains tax;

10.1.2	accept an offer of cash (with or without other assets) or a qualifying corporate bond (whether alone or with other assets or cash or both) for the Participant’s Plan Shares, in each case if the offer forms part of a general offer as identified in paragraph 37(5) of Schedule 2;

10.1.3	agree to a transaction affecting the Participant’s Plan Shares if the transaction would be entered into as a result of a compromise, arrangement or scheme which meets the requirements in paragraph 37(3) of Schedule 2; or

10.1.4	exercise a right to sell the Participant’s Plan Shares in connection with a takeover offer in accordance with paragraph 37(8) of Schedule 2.

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11.	Tax

11.1	Withholding

Any Member of the Group, any employing company or the Trustee may make such withholding arrangements as it considers necessary or desirable to meet any liability for Tax (and to collect any applicable dealing and/or currency exchange costs). Withholding arrangements may include making deductions from any cash payment owed to the Participant and/or selling on behalf of the Participant some or all of the Participant’s Plan Shares.

11.2	Share transfer tax

Any share transfer taxes arising on an Award of Plan Shares will be payable by the Trustee (and reimbursed by the Company).

12.	Terms of employment

12.1	Meaning of “employee”

For the purposes of this condition 12 (Terms of employment), “employee” includes any, existing or former, Eligible Employee or Participant.

12.2	Application

This condition 12 (Terms of employment) applies during an employee’s employment and after the termination of an employee’s employment, whether or not the termination is lawful.

12.3	Not part of employment contract

Nothing in the conditions of these Terms and Conditions or the operation of these Terms and Conditions forms part of an employee’s contract of employment or alters it. The rights and obligations arising from the employment or former employment relationship between the employee and the relevant Member of the Group are separate from, and are not affected by, these Terms and Conditions. Participation under these Terms and Conditions does not create any right to, or expectation of, employment (continued or otherwise).

12.4	No future expectation

Receiving an offer to participate under these Terms and Conditions on a particular basis does not create any right to or expectation of receiving an offer on the same, or any other, basis (or at all) in the future.

12.5	Decisions and discretion

The terms of these Terms and Conditions do not entitle the employee to the exercise of any discretion in the employee’s favour.

12.6	No compensation

No employee has any right to compensation or damages for any loss (actual or potential) in relation to:

12.6.1	any loss or reduction of rights or expectations under these Terms and Conditions in any circumstances (including lawful or unlawful termination of employment);

12.6.2	any exercise of a discretion in relation to an Award or to these Terms and Conditions, or any failure to exercise a discretion; and

12.6.3	the operation, suspension, termination or amendment of these Terms and Conditions.

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13.	General

13.1	Data protection

Participation under these Terms and Conditions will be subject to:

13.1.1	any data protection policies applicable to any relevant Member of the Group; and

13.1.2	any applicable privacy notices.

13.2	Consents and filings

All allotments, issues and transfers of Shares will be subject to the Company’s bye-laws and any necessary consents or filings required in any relevant jurisdiction. The Participant will be responsible for complying with any requirements needed in order to obtain, or to avoid the necessity for, any such consents or filings.

13.3	Source of Shares

Plan Shares may be newly issued Shares, Shares transferred from treasury and/or Shares purchased in the market.

13.4	Listing

If, and for as long as, the Shares are listed on the NASDAQ the Company will apply as soon as practicable for the listing and admission to trading of any Shares issued in connection with these Terms and Conditions.

13.5	Notices

Any notice or other communication required under these Terms and Conditions will be given in writing, which may include electronic means.

Any notice or other communication to be given to an Eligible Employee or Participant may be delivered by electronic means (including by email, through the Group’s intranet or a share plan portal), personally delivered or sent by ordinary post to such address as the Board reasonably considers appropriate.

Any notice or other communication to be given to the Company or its agents may be delivered or sent to 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan or such other place and by such means as the Board or the Company’s agents may notify for this purpose.

Any notice or other communication to be given to the Trustee may be delivered by electronic means, personally delivered or sent by ordinary post to the address notified by the Trustee for this purpose.

Notices or other communications:

13.5.1	sent electronically will be deemed to have been received immediately (if sent during usual business hours) or at the opening of business on the next Business Day (if sent outside usual business hours);

13.5.2	that are personally delivered will be deemed to have been received when left at the relevant address (if left during usual business hours) or at the opening of business on the next Business Day (if left outside usual business hours); and

13.5.3	sent by post will be deemed to have been received 24 hours after posting to a UK address or 3 days after posting to an address outside the UK,

unless there is evidence to the contrary.

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13.6	Third party rights

Except as otherwise expressly stated to the contrary, nothing in these Terms and Conditions confers any benefit, right or expectation on any person other than an Eligible Employee, Participant, the Trustee or a Member of the Group. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 (or any similar legislation in an overseas jurisdiction) to enforce any condition of these Terms and Conditions.

13.7	Shareholder rights

Shares issued in connection with these Terms and Conditions will rank equally in all respects with all Shares in issue as of that date.

Participants will only be entitled to rights attaching to Shares pursuant to the Company’s bye-laws from the date of the allotment or transfer to them in.

13.8	Not pensionable

None of the benefits that may be received under these Terms and Conditions are pensionable.

14.	Administration

14.1	Administration of these Terms and Conditions

These Terms and Conditions will be administered by the Board, which has authority to make such rules and regulations for the administration of these Terms and Conditions as it considers necessary or desirable. The Board may delegate any and all of its rights and powers under these Terms and Conditions.

14.2	Board decisions

All decisions of the Board in connection with these Terms and Conditions and its interpretation and the terms of any Awards (including in any dispute) will be final and conclusive.

The Board will decide whether and how to exercise any discretion in these Terms and Conditions. When making any decisions, the Board will act fairly and reasonably.

14.3	Dealing Restrictions

Each person will have regard to Dealing Restrictions when operating, interpreting, administering, participating under and/or taking any other action in relation to these Terms and Conditions.

15.	Changing these Terms and Conditions and termination

15.1	General power

The Board may change these Terms and Conditions in any way and at any time with the agreement of the Trustee, providing any such change is consistent with article XII of the Plan. Any changes to the Deed must be effected by a deed.

No change to these Terms and Conditions will be effective if, as a consequence, these Terms and Conditions would:

15.1.1	infringe the rule against perpetuities; or

15.1.2	no longer be a Schedule 2 SIP, while it is intended to be a Schedule 2 SIP.

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15.2	Participant consent

If a proposed change would be to the material disadvantage of one or more Participants in respect of existing rights under these Terms and Conditions, then the Board must obtain the written consent of the affected Participant(s).

15.3	Participant consent – exceptions

The Board need not obtain Participant consent for any changes which are:

15.3.1	necessary to ensure these Terms and Conditions comply with the SIP Code; and/or

15.3.2	minor and to:

(i)	benefit the administration of these Terms and Conditions;

(ii)	comply with or take account of a change in legislation; and/or

(iii)	obtain or maintain favourable tax, exchange control or regulatory treatment of any Member of the Group or any present or future Participant.

15.4	Notice of change

The Board will give written notice of changes to Participants whose Awards and/or Plan Shares are materially affected.

15.5	Termination of these Terms and Conditions

These Terms and Conditions will terminate on the date the Board decides. Termination will not affect existing rights under these Terms and Conditions.

If the Board resolves to terminate these Terms and Conditions, the Board will ensure that a termination notice is sent without delay to:

15.5.1	the Trustee;

15.5.2	each Participant who has Plan Shares; and

15.5.3	each individual who has entered into a Partnership Share Agreement that was in force immediately before the termination notice was issued.

15.6	Consequences of termination

Once the Company has issued the termination notices under condition 15.5 (Termination of these Terms and Conditions):

15.6.1	no further Shares will be awarded;

15.6.2	the Trustee must remove each Participant’s Plan Shares from these Terms and Conditions as soon as practicable after the date determined in accordance with condition 15.7 (Removal date), by either:

(i)	transferring the Participant’s Plan Shares to the Participant, or another person, in accordance with the Participant’s instructions; or

(ii)	disposing of the Participant’s Plan Shares and accounting (or holding itself ready to account) for the proceeds to the Participant, or another person in accordance with the Participant’s instructions; and

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15.6.3	the Trustee must, as soon as practicable, ensure that any money held on the Participant’s behalf is paid to the Participant.

15.7	Removal date

The date referred to in condition 15.6.2, is:

15.7.1	the later of:

(i)	the end of a 3 month period, or such other period specified in paragraph 90(4) of Schedule 2, starting on the day the termination notices required under condition 15.5 (Termination of these Terms and Conditions) are issued; or

(ii)	the first date on which that Participant’s Plan Shares may be removed from these Terms and Conditions without income tax liabilities arising under sections 501 to 507 of ITEPA (Charges connected with holding of shares / shares ceasing to be subject of plan); or

15.7.2	an earlier date agreed with the Participant.

15.8	HMRC notice of termination

If HMRC issues a notice under paragraphs 81H or 81I of Schedule 2 (Enquiries) that these Terms and Conditions are not a Schedule 2 SIP, the Trustee must, as soon as practicable after the “relevant day” (within the meaning given in paragraph 56 of Schedule 2), ensure that any money held on the Participant’s behalf is paid to the Participant.

16.	Governing law and jurisdiction

Notwithstanding section 14.8 of the Plan, the laws of England and Wales govern these Terms and Conditions, all Awards and all Plan Shares. The courts of England and Wales have exclusive jurisdiction in respect of any disputes arising in connection with these Terms and Conditions, any Award and any Plan Shares.

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TRUST DEED

IN RELATION TO THE

IGI (UK) STOCK PURCHASE PLAN TRUST

This Deed is made on	[DATE]

Between:

(1)	International General Insurance Holdings Ltd., a company incorporated in Bermuda with registered number 39850, whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the “Company”); and

(2)	Global Shares Trustees (UK) Limited, a company incorporated and registered in England and Wales with registered number 10432763, whose registered office is at 67a Albion Street, Leeds, LS1 5AA (the “Original Trustee”).

Background

The Company wishes to establish a trust to facilitate the acquisition and holding of Shares under the Terms and Conditions, and to comply with the requirements of Schedule 2, on the terms of this Deed. The Original Trustee has agreed to be the first trustee of the Trust.

1.	Meaning of words used

1.1	General

In this Deed:

“Terms and Conditions” means the terms and conditions of the IGI (UK) Stock Purchase Plan, as amended from time to time;

“Trust Fund” means the assets held on the terms of the Trust from time to time, except any assets held beneficially on behalf of a specified Participant;

“Trust” means the trust constituted by this Deed and known as the IGI (UK) Stock Purchase Plan Trust, as amended from time to time;

“Trustee” means the Original Trustee or other trustee of the Trust at that time; and

“Unallocated Shares” means Shares included in the Trust Fund that are not held on behalf of a specified Participant.

Otherwise, words and expressions in capitals that are not defined in this Deed have the meaning given in the Terms and Conditions unless the context requires otherwise, and the rules of interpretation set out in the Terms and Conditions also apply to this Deed. A reference to conditions means conditions of the Terms and Conditions.

2.	Purpose and operation of the Trust

2.1	Purpose of the Trust

The Trustee will hold the Trust Fund on trust for the benefit of Participants in accordance with these Terms and Conditions.

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2.2	Trustee obligations

The Trustee agrees to comply with its obligations under these Terms and Conditions and Schedule 2, and will deal with all Plan Shares accordingly.

2.3	Receipt of money or money’s worth

If the Trustee receives any money or money's worth in respect of a Participant's Plan Shares, the Trustee will pay it over to the Participant as soon as practicable:

2.3.1	unless it consists of new shares within the meaning of paragraph 87 of Schedule 2;

2.3.2	unless paragraphs 62 to 69 of Schedule 2 (Cash dividends and dividend shares) require otherwise;

2.3.3	subject to the Trustee’s obligations under sections 510 – 514 of ITEPA (PAYE); and

2.3.4	subject to any PAYE obligation of the Trustee within the meaning of paragraph 99(1) of Schedule 2.

2.4	Reliance on information

The Trustee will, in the absence of manifest error, be able to rely on information provided by any Member of the Group or any Participant to enable the Trustee to fulfil its obligations under this Deed.

3.	Trust Fund

3.1	Initial contribution

The Company has made the contribution of £100 to the Original Trustee for the purposes of the Trust.

3.2	Further contributions

Further contributions may be made to the Trust in any form.

3.3	Forming the Trust Fund

All contributions, together with any income arising from them and any assets in which they are invested, will be held on the terms of the Trust as part of the Trust Fund.

4.	Trustee’s powers – general

4.1	Acquisition of Shares

The Trustee may use the Trust Fund to acquire Shares to be held as Unallocated Shares for the purposes of these Terms and Conditions.

4.2	Selling Shares to pay Tax

If a liability to Tax arises in relation to a Participant’s Plan Shares, for which the Trustee is liable to account through PAYE (including under sections 510 to 512 of ITEPA (PAYE)), the Trustee can meet the obligation:

4.2.1	by disposing of any of those Shares (or any of the Participant’s other Plan Shares); or

4.2.2	by the Participant paying cash to the Trustee to discharge the obligation.

A disposal of Shares would include the Trustee purchasing the Shares for Market Value.

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4.3	General powers

The Trustee has the power, with the agreement of the Company:

4.3.1	to borrow funds to acquire Shares for the purposes of these Terms and Conditions;

4.3.2	to deal with the Trust Fund as necessary or desirable, subject to the Trustee’s obligations in relation to these Terms and Conditions; and/or

4.3.3	to pay any other reasonable expenses incurred by the Trustee.

4.4	Voting

The Trustee:

4.4.1	will abstain from voting in relation to a Participant’s Plan Shares, if the Trustee has not received the Participant’s written direction by the deadline specified by the Trustee;

4.4.2	will not be entitled to vote on a show of hands on a resolution in respect of any Plan Shares unless all directions received from Participants, who have given directions in respect of that resolution, are identical;

4.4.3	will not be under any obligation to call for a poll; and

4.4.4	will abstain from voting on any Unallocated Shares, unless the Company directs otherwise in which case:

(i)	the Company cannot direct the Trustee as to how to exercise its vote; and

(ii)	the Trustee may, in its absolute discretion, vote or abstain from voting.

4.5	Making regulations

The Trustee may make such regulations relating to its rights and obligations for administering these Terms and Conditions as it considers necessary or desirable.

4.6	Delegation of powers and duties

The Trustee may:

4.6.1	delegate to any person the exercise of any powers and obligations of the Trustee, except this power of delegation;

4.6.2	allow any part of the Trust Fund to be held in the name of a nominee on behalf of the Trustee; and

4.6.3	act on the advice of any professional person.

If the Trustee delegates any powers or obligations in relation to these Terms and Conditions, that will not relieve the Trustee of any obligation imposed on the Trustee under these Terms and Conditions.

5.	Plan Shares

5.1	Partnership Shares

If the Company instructs the Trustee to make an Award of Partnership Shares, the Trustee will comply with the Company's instructions.

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5.2	Holding and application of Partnership Share Money

The Trustee will:

5.2.1	accept Partnership Share Money and hold those funds upon trust on behalf of the Participant, but will not be obliged to deposit those funds in an interest-bearing account;

5.2.2	hold Partnership Share Money in an account with a person, firm or building society as set out in paragraph 49(3) of Schedule 2;

5.2.3	account to each Participant for any interest earned on the Participant’s Partnership Share Money, if the money is held in an interest-bearing account;

5.2.4	deal with each Participant's Partnership Share Money in accordance with these Terms and Conditions;

5.2.5	apply Partnership Share Money to award Partnership Shares;

5.2.6	hold Partnership Shares upon trust for the benefit of the Participant; and

5.2.7	deal with a Participant’s Partnership Shares and any rights attaching to those Shares in accordance with these Terms and Conditions.

5.3	Surplus Partnership Share Money

Any surplus Partnership Share Money remaining after an Award of Partnership Shares may, with the agreement of the Participant, be carried forward by the Trustee but, in any other case, must be paid to the Participant as soon as practicable.

Any Partnership Share Money held on a Participant’s behalf will be paid over to the Participant as soon as practicable if the Participant ceases Relevant Employment, withdraws from a Partnership Share Agreement or if the Company issues a notice to terminate these Terms and Conditions.

5.4	Free and Matching Shares

If the Company instructs the Trustee to make an Award of Free Shares or Matching Shares, the Trustee will comply with the Company’s instructions to the extent that the Trust Fund is sufficient to do so.

5.5	Dividend Shares

If the Company or, with the agreement of the Company, a Participant instructs the Trustee to use cash dividends paid in respect of Plan Shares to award Dividend Shares, the Trustee will comply with those instructions.

5.6	Carry forward of cash dividends

To the extent that cash dividends have been retained for the purposes of awarding Dividend Shares but are not sufficient to acquire a Share, they may, with the agreement of the Participant, be carried forward by the Trustee but, in any other case, must be paid to the Participant as soon as practicable.

The Trustee:

5.6.1	will hold any amount of carried forward cash dividends so it is separately identifiable;

5.6.2	is not obliged to deposit carried forward cash dividends in an interest-bearing account; and

5.6.3	will pay any amount of carried forward cash dividends to the Participant as soon as practicable if:

(i)	the Participant ceases Relevant Employment;

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(ii)	the Company issues a notice to terminate these Terms and Conditions; or

(iii)	the cash dividends are no longer required to be retained for reinvestment in Dividend Shares.

5.7	Award Notice

As soon as practicable after the Trustee has awarded any Plan Shares, the Trustee will give each Participant receiving Plan Shares on that occasion a notice, in a form agreed between the Company and the Trustee, that meets the requirements of paragraph 75 of Schedule 2. The notice will include:

5.7.1	the number and description of the Shares;

5.7.2	if the Shares are subject to a Restriction, details of the Restriction;

5.7.3	in the case of any Free Shares, Dividend Shares or Matching Shares, the Holding Period applicable to the Shares;

5.7.4	in the case of any Free Shares or Matching Shares, the Initial Market Value of the Shares;

5.7.5	in the case of any Partnership Shares:

(i)	the amount of Partnership Share Money applied by the Trustee in acquiring the Shares;

(ii)	the Market Value of a Share used to determine the number of Partnership Shares awarded in accordance with condition 7.7 (Acquisition of Partnership Shares – no Accumulation Period) or condition 7.8 (Acquisition of Partnership Shares – with Accumulation Period); and

(iii)	the amount of any surplus Partnership Share Money carried forward; and

5.7.6	in the case of any Dividend Shares:

(i)	the Market Value of a Share used to determine the number of Dividend Shares awarded in accordance with condition 9.4 (Number of Dividend Shares); and

(ii)	the amount of any carried forward cash dividend.

5.8	Effect of Holding Period

The Trustee will not dispose of any Free Shares, Matching Shares or Dividend Shares held on behalf of a Participant during the Holding Period, unless the Participant has at that time ceased to be in Relevant Employment or as allowed by paragraphs 37, 77, 79 and 90(5) of Schedule 2.

5.9	Participant instructions

The Trustee will only dispose of a Participant's Plan Shares and deal with any rights to be allotted other shares, securities or rights conferred in respect of a Participant’s Plan Shares in accordance with directions given by or on behalf of the Participant, subject to clauses 4.2 (Selling Shares to pay Tax) and 5.8 (Effect of Holding Period).

6.	Cash dividends – general

6.1	Foreign cash dividends

If the Trustee receives a cash dividend on Plan Shares paid by a company not resident in the UK, the Trustee will give the Participant notice of any amount of foreign tax already deducted.

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6.2	Dividend waiver

Until the Company directs otherwise, the Trustee waives all rights to dividends on Unallocated Shares.

7.	Entitlements

7.1	Rights issues

If the Company makes an offer conferring any rights on holders of Shares to acquire, for payment, additional shares, securities or rights, the Trustee will allocate the rights in proportion to the number of Plan Shares held on behalf of each Participant. The Trustee will not be required to exercise any rights attributable to a Participant’s Plan Shares unless the Participant:

7.1.1	has paid the full amount payable (if any) for exercise of the rights; or

7.1.2	has authorised the Trustee to sell sufficient of the rights, nil paid, to pay the full amount to acquire the balance of the rights.

The Trustee will take no action in relation to the rights unless it has received instructions from the Participant at least 5 Business Days (or a later date determined by the Trustee) before the last day on which the rights may be exercised.

7.2	Other entitlements

Where new rights or securities by way of capitalisation are to be allotted in respect of Plan Shares, the Trustee will allocate the rights or securities in proportion to the number of Plan Shares held on behalf of each Participant.

The Trustee will use its best endeavours to sell any balance of rights or securities relating to Plan Shares which are not able to be allocated and will distribute the net proceeds of sale (after deducting any expenses of sale and any Tax which may be payable) among the Participants whose allocation was rounded down.

7.3	Treatment of new securities

In any circumstances in which the Trustee receives new shares, securities or rights which are deemed to be Plan Shares, the Trustee will treat them as awarded to the Participants on the Award Date(s) of the Plan Shares to which they relate.

If an allocation would give rise to a fraction of a share or security the Trustee will round that allocation down to the next whole share or security.

8.	Information and accounting for tax

8.1	Requirement to maintain records

The Trustee will maintain records as may be necessary to enable it or an existing or former employing company to carry out its PAYE obligations (including under sections 510 to 514 of ITEPA (PAYE)) and will provide any information to the employing company as the Company reasonably requires.

The Trustee will also maintain records of Participants who are participating or have participated in one or more other Schedule 2 SIPs established by the Company or a Connected Company.

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8.2	PAYE accounting

Unless section 511 or 514 of ITEPA (PAYE deductions to be made by trustees) applies, the Trustee will ensure that Participating Companies (and/or other existing or former employing companies) receive any:

8.2.1	amounts deducted from payments made pursuant to these Terms and Conditions; and/or

8.2.2	any capital receipt (within the meaning in section 502 of ITEPA) that constitutes employment income in respect of PAYE withholdings,

in sufficient time for them to account for the amounts to HMRC.

8.3	Duty to notify Participants in relation to tax

The Trustee will inform each Participant of any facts relevant to determining any liability of that Participant to income tax (whether under ITEPA or Chapter 3 or Chapter 4 of Part 4 of the Income Tax (Trading and Other Income) Act 2005) or to national insurance contributions by reason of an occurrence of an event.

8.4	Trust accounts

The Trustee will prepare annual accounts of the Trust. The Company may request that annual accounts be audited by an auditor nominated or approved by the Company.

9.	Appointing and removing Trustees

9.1	Number of persons

The minimum number of persons to be Trustee of the Trust will be one corporation or two individuals.

If the number of persons to be Trustee is reduced below the minimum number, the remaining persons constituting the Trustee may, with the written consent of the Company, continue to exercise all the powers of Trustee until the minimum number is appointed.

There is no limit on the number of persons that may be Trustee, but if there is more than one person, decisions will be made by a majority.

9.2	Power to appoint or remove Trustees

The Company may:

9.2.1	appoint new or additional persons to act as Trustee; and/or

9.2.2	with 90 days’ written notice (or a shorter period agreed with the Trustee), remove any persons acting as Trustee.

The Company is not required to give any reason for the exercise of this power.

9.3	Retirement

If a person wishes to retire as Trustee, they may do so by giving at least 90 days’ notice in writing to the Company. The Company may agree to a shorter period.

On the expiry of the notice period, the retiring Trustee will cease to be a Trustee, unless at that time there would be no person left as Trustee.

If there is no person to whom the notice could be addressed, the retiring Trustee will have the power to appoint a new person to act as Trustee upon its retirement.

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9.4	Outgoing Trustee

Any outgoing Trustee may require that it is provided with reasonable security for liabilities before transferring all Trust property to the continuing or new Trustee. Security will not be provided if the liability arises in connection with the outgoing Trustee's fraud, misconduct or negligence.

An outgoing Trustee will do all things necessary to vest the Trust Fund and all other Trust property in the continuing or new Trustee.

9.5	Residence of the Trustee

The Trustee will at all times be resident in the United Kingdom for tax purposes.

10.	Trustee remuneration, expenses and liability

10.1	Remuneration

A corporate Trustee will be entitled to reasonable remuneration for its services as Trustee in accordance with the terms and conditions of the service agreed with the Trustee.

A Trustee who is a solicitor or other professional will be entitled to charge and be paid for all normal professional or other charges for services provided, or time spent personally or by such Trustee’s firm, in the operation of the Trust.

10.2	Indemnity

The Company will keep the Trustee and each officer or employee of any corporate Trustee fully indemnified against any actions, claims, costs, demands, expenses and liabilities to which they become liable as Trustee, unless the actions, claims, costs, demands, expenses and liabilities fall within clause 10.4 (Exclusions).

10.3	Paying expenses and liabilities

All expenses and liabilities incurred by the Trustee and each officer or employee of any corporate Trustee, in the operation of the Trust, will be met out of the Trust Fund (if the assets of the Trust Fund are sufficient) or by the Company, unless they fall within clause 10.4 (Exclusions).

10.4	Exclusions

Actions, claims, costs, demands, expenses and liabilities will not be covered if they are:

10.4.1	attributable to fraud, misconduct or negligence by the Trustee or an officer or employee of any corporate Trustee;

10.4.2	covered by insurance as described in clause 10.5 (Power to insure); or

10.4.3	beyond the ordinary administration and management of the Trust, unless the Company agrees.

10.5	Power to insure

The Trustee may:

10.5.1	insure any of the assets of the Trust Fund against loss caused by the Trustee or any of its officers, employees, agents or delegates;

10.5.2	insure itself and any of its officers, employees, agents or delegates against liability for breach of trust; and

10.5.3	pay the premiums from the Trust Fund,

providing the insurance does not cover the fraud, misconduct or negligence of such persons.

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11.	Third party rights

Except as otherwise expressly stated to the contrary, nothing in this Deed confers any benefit, right or expectation on any persons other than an Eligible Employee, Participant, the Trustee or a Member of the Group. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 (or any similar local legislation in an overseas jurisdiction) to enforce any clause of this Deed.

12.	Counterparts

This Deed may be executed in one or more counterparts, each of which, when executed, will be an original and together constitute one and the same instrument.

13.	Irrevocability

The trusts declared in this Deed are irrevocable.

14.	Termination

14.1	Termination of the Trust

The Trust will continue for a period of 125 years commencing on the date of this Deed except where these Terms and Conditions are terminated under condition 15 (Changing these Terms and Conditions and termination), in which case the Trust will be wound up subject to the Trustee’s compliance with that condition.

After a termination notice has been issued under these Terms and Conditions, the Trustee will act in accordance with condition 15.6 (Consequences of termination).

14.2	Residue of Trust Fund

If any assets (including Unallocated Shares and cash) remain in the Trust Fund at a time when the Trust no longer holds any Plan Shares, those assets will, to the extent the Board directs, cease to be part of the Trust Fund. If the Board so directs, the Trustee will (after paying any expenses and liabilities of the Trustee):

14.2.1	sell any Unallocated Shares and other assets;

14.2.2	hold any cash on trust; and

14.2.3	apply the net proceeds of sale, the cash and any remaining assets not sold for the benefit of the Company and any current or former Participating Companies whose employees are Participants in such proportions, having regard to their respective contributions to the Trust Fund, as the Board directs.

15.	Governing law and jurisdiction

Notwithstanding section 14.8 of the Plan, the laws of England and Wales govern this Deed and the Trust, and the courts of England and Wales have exclusive jurisdiction in respect of any disputes arising in connection with this Deed and the Trust.

This Deed has been delivered as a deed by the parties on the above date.

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[EXECUTED AS A DEED by INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD. acting by:	) ) ) )	…………………………………………………. Director …………………………………………………. Director]

[EXECUTED AS A DEED by INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD. acting by:	) ) ) )	…………………………………………………. Director …………………………………………………. Secretary]

EXECUTED AS A DEED by GLOBAL SHARES TRUSTEES (UK) LIMITED acting by:	) ) )
…………………………………………………. Director …………………………………………………. Director

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